Exhibit 10(f)(8)

NQSO – NED ANNUAL GRANT
NQXXXX- XX

STOCK OPTION AGREEMENT
PURSUANT TO THE
COMTECH TELECOMMUNICATIONS CORP.
2000 STOCK INCENTIVE PLAN

Dear [Director Name]:

Preliminary Statement

                                As a non-employee director of Comtech Telecommunications Corp. (the “Company”), you were automatically granted on [Date] (the “Grant Date”), pursuant to the terms of The Comtech Telecommunications Corp. 2000 Stock Incentive Plan (the “Plan”), a non-qualified stock option (the “Option”) to purchase the number of shares of the Company’s common stock, $.10 par value per share (the “Common Stock”), set forth below.

The terms of the grant are as follows:

                                1.         Tax Matters. The Option granted hereby is a non-qualified stock option. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

                                2.         Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, you are hereby granted an Option to purchase from the Company [# of options] shares of Common Stock at a price per share of $[Price] (the “Option Price”).

                                3.         Exercise. The Option shall become exercisable in installments over a three (3) year period, commencing on the Grant Date, at the rate of 25% effective on the first and second anniversaries of the Grant Date and 50% on the third anniversary of the Grant Date (each, a “Vesting Date”), which shall be cumulative; provided that you have not incurred a Termination of Directorship prior to the applicable Vesting Date. To the extent that the Option has become vested and exercisable with respect to a percentage of shares of Common Stock granted as provided above, the Option may thereafter be exercised by you, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Section 13.4(d) of the Plan, to the extent permitted by law, including, without limitation, the filing of such written form of exercise notice, if any, as may be required by the Committee and payment in full of the Option Price multiplied by the number of shares of Common Stock so exercised. Upon expiration of the Option, the Option shall be canceled and no longer exercisable.

                                There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date.

                                To the extent this Option is not vested upon your Termination of Directorship, the Option shall, upon such Termination of Directorship, be non-exercisable and shall be canceled. Notwithstanding the foregoing, upon the occurrence of your death or a Change in Control (as defined in the Plan) prior to your Termination of Directorship, the Option shall immediately become exercisable with respect to all Common Stock subject thereto, regardless of whether the Option has vested with respect to such Common Stock.

                                4.         Option Term. Unless terminated earlier as provided below or otherwise pursuant to the terms of the Plan, the Option shall expire five (5) years after the Grant Date.

                                5.         Termination. Subject to Section 4 above and the terms of the Plan, the Option, to the extent vested at the time of your Termination of Directorship, shall remain exercisable as follows:

                                (a)        In the event of your Termination of Directorship by reason of your death, disability, resignation, failure to stand for reelection or failure to be reelected or otherwise, the Option, to the extent exercisable and not exercised, shall remain exercisable to the extent exercisable on the date of your Termination of Directorship (or in the case of death, by your estate or by the person given authority to exercise such Options by your will or by operation of law) at any time prior to the expiration of the stated term of such Option.

                                (b)        Except as provided in (a) above, in the event of your Termination of Directorship for any reason or no reason whatsoever, no Option that was not exercisable as of the date of Termination of Directorship shall thereafter become exercisable upon Termination of Directorship and such Option shall terminate and become null and void upon such Termination of Directorship.

                                (c)        In the event your Termination of Directorship is for Cause, all Options held by you shall thereupon terminate and expire as of the date of termination.

                                6.        Restriction on Transfer of Option. The Option granted hereby is not transferable other than by will or by the laws of descent and distribution and during your lifetime may be exercised only by you. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.

                                7.        Rights as a Stockholder. You shall have no rights as a stockholder with respect to any shares covered by the Option unless and until you have become the holder of record of the shares.

                                8.       Provisions of Plan Control. This grant is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Board of Directors of the Company and as may be in effect from time to time. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. The Plan is incorporated herein by reference. If and to the extent that this grant conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this grant shall be deemed to be modified accordingly.

                                9.         Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

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If to the Company, to:

Comtech Telecommunications Corp. 68 South Service Road, Suite 230 Melville, NY 11747 Attention: Secretary

                                If to you, to the address indicated after your signature at the end of this Agreement.

                                10.      Right to Terminate Directorship. Neither the Plan nor the grant or exercise of any Option hereunder shall impose any obligations on the Company and/or the stockholders of the Company to retain you as a director, nor shall it impose any obligation on your part to remain as a director of the Company.

                                IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

COMTECH TELECOMMUNICATIONS CORP.
[Director’s Signature]
Social Security No.
By: ___________________________________
Home Address:		Authorized Officer
Street

City State Zip Code
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